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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP




The Board of Directors and Shareholders
Insteel Industries, Inc.:

We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 33-01032, 33-40410, 33-35316, 33-61887, 33-61889 and 333-48011) of
Insteel Industries, Inc. of our reports dated October 13, 2000, except for Note 7, as to which the date is January 12, 2001, relating to the consolidated balance sheets of Insteel Industries, Inc. and subsidiaries as of September 30, 2000 and October 2, 1999, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years ended September 30, 2000, October 2, 1999 and October 3, 1998, and related schedule for the years ended September 30, 2000, October 2, 1999 and October 3, 1998, which reports appear in the September 30, 2000 annual report on Form 10-K of Insteel Industries, Inc.



ARTHUR ANDERSEN LLP

Charlotte, North Carolina
January 12, 2001.